UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On August 31, 2012, Artesian Resources Corporation (“Artesian”) entered into a First Extension of Stock Repurchase Agreement (the “Extension Agreement”) with Wilmington Savings Fund Society, FSB (“Wilmington Savings”) amending that certain Stock Repurchase Agreement, dated as of August 13, 2011, between Artesian and Wilmington Savings.  The Extension Agreement provides that the Stock Repurchase Agreement will terminate on August 31, 2013, which extends the original termination date of August 31, 2012 by one year, unless earlier terminated pursuant to the Stock Repurchase Agreement or extended for an additional period of time by the mutual written consent of Artesian and Wilmington Savings. All other terms and conditions of the Stock Repurchase Agreement remain in full force and effect.

The foregoing description of the Extension Agreement is qualified in entirety by reference to the Extension Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K. The Stock Repurchase Agreement was previously filed as Exhibit 10.1 to Artesian’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	First Extension of Stock Repurchase Agreement, dated as of August 31, 2012, between Wilmington Savings Fund Society, FSB, and Artesian Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: August 31, 2012	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer